Exhibit 99

Certification of Plan Administrator of
CIGNA 401(k) Plan pursuant to 18 U.S.C. Section 1350

I certify that, to the best of my knowledge and belief, the Annual Report on Form 11-K (the “Report”) of CIGNA Corporation’s CIGNA 401(k) Plan (the “Plan”) for the period ended December 31, 2002:

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Gerald T. Meyn Gerald T. Meyn Plan Administrator June 30, 2003